UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina		29601
Address of principal executive offices		Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On June 15, 2012, The Palmetto Bank (the “Bank”), a wholly-owned subsidiary of Palmetto Bancshares, Inc. (the “Company”, NASDAQ: PLMT), accepted bids to sell selected classified assets with a carrying value, before any allowance for loan losses, of $23.2 million as of May 31, 2012 to various counterparties. These assets were marketed as a bulk sale through The Debt Exchange, Inc., a loan sale advisor for commercial, consumer and specialty finance debt. The sales are subject to customary closing conditions and are expected to close prior to June 30, 2012.

In addition to the problem asset sales noted above, from April 1, 2012 through June 18, 2012 the Bank entered into multiple sales contracts on selected other classified loans and foreclosed real estate assets with aggregate carrying values at the time of sale totaling $17.1 million. These transactions were marketed for sale individually by the Bank through the Bank’s normal problem asset resolution efforts. Contracts on these assets with a carrying value of $10.4 million are expected to close by June 30, 2012 and the remaining sales are expected to close during the quarter ending September 30, 2012.

In the aggregate, these sales totaled $40.3 million in carrying value at the time of sale and are expected to result in losses of $15.1 million during the quarter ending June 30, 2012 prior to the application of any existing allowance for loan losses. The current decision to sell these problem assets at discounted prices is part of the Bank’s previously disclosed strategic efforts to aggressively reduce problem assets and therefore accelerate the Bank’s return to profitability through avoidance of potential future write downs resulting from receipt of ongoing appraisals, and reductions in the related carrying costs such as legal expenses, property taxes, property insurance and other costs incurred to resolve the problem assets and protect the collateral value. The sales of these problem assets are also expected to result in greater stability and predictability in future earnings through a reduction in exposure to changes in real estate values and related operating costs. Based on March 31, 2012 carrying values the sales will result in reductions in classified assets of $40.3 million (27%), nonperforming assets of $33.2 million (46%), and troubled debt restructured loans of $16.4 million (30%).

In addition, from April 1, 2012 through June 18, 2012, the Bank realized gains of approximately $8.5 million on the sale of $109.9 million in book value of investment securities. The sales were part of a strategic decision to realize a portion of the unrealized gains on the investment securities portfolio to offset a portion of the credit losses described above and the resulting impact on regulatory capital. The proceeds from these sales were reinvested in investment securities with an average yield of 1.83%. The Bank currently expects to sell additional securities and realize additional gains of $1.0 million to $2.0 million through June 30, 2012 and to reinvest the proceeds from the sales into investment securities during the second and third quarters of 2012.

As a result of the net impact of these problem asset and securities sales, coupled with the Company’s ongoing operating earnings during the quarter, the Company expects to report a pre-tax loss for the quarter ending June 30, 2012 ranging from $4.0 million to $6.0 million, compared to a pre-tax loss of $70 thousand for the quarter ended March 31, 2012. The Bank expects to continue to maintain all regulatory capital ratios at June 30, 2012 in excess of the minimum ratios to be categorized as well-capitalized and the minimum ratios required by the Consent Order with the Federal Deposit Insurance Corporation and the State Board of Financial Institutions for the State of South Carolina executed on June 10, 2010. In addition, the sale of the problem assets described herein increases the likelihood that the Company will achieve its previously announced expectation to return to quarterly profitability during 2012.

Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the estimated impact of the problem asset and securities sales on the amounts of classified assets, nonperforming assets, and troubled debt restructured loans and the estimated impact on earnings and regulatory capital levels. These statements are subject to a number of risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements, including, without limitation, the possibility that the pending classified loans and foreclosed real estate assets transactions might not close within the time frame anticipated or at all, the possibility that the net proceeds to the Bank will be less than expected, the possibility that the amount of net charge-offs, provision for losses and foreclosed real estate expenses and write downs for the second quarter of 2012, both from and exclusive of the problem asset and securities sales, will be greater than anticipated, the possibility that we will ultimately determine that the amount of loans, other than those to be sold, that must be categorized as non-performing as of June 30, 2012 is greater than the amount currently anticipated, as well as other lending-related risks. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.

The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Roy D. Jones
Roy D. Jones
Chief Financial Officer

Date: June 20, 2012